Exhibit (q)(2)
HIGHLAND FUNDS II
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that Highland Funds II (fka GE Funds) and each of the undersigned Trustees and officers of the Trust nominates, constitutes and appoints each of R. Joseph Dougherty, Ethan Powell and Brian Mitts (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all the capacities to make, execute and sign on behalf of any Fund a Registration Statement and any and all amendments and supplements to the Registration Statement on Forms N-1A and N-14 under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended; and to file any of the foregoing and any and all exhibits and other documents requisite in connection therewith with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the Trust, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as to the undersigned officers and Trustees themselves might or could do.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the Trust has caused this Power of Attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned Trustees and officers have hereunto set their hands this 18th day of February 2011.

/s/ R. Joseph Dougherty R. Joseph Dougherty
President and Chief Executive Officer
[SEAL]
ATTEST

/s/ Ethan Powell Ethan Powell
Secretary

/s/ Joseph Dougherty	/s/ Brian Mitts

R. Joseph Dougherty	Brian Mitts
Trustee	Treasurer (Principal Financial Officer
President and Chief Executive Officer	and Principal Accounting Officer)

/s/ Bryan A. Ward	/s/ Timothy K. Hui

Bryan A. Ward	Timothy K. Hui
Trustee	Trustee

/s/ Scott F. Kavanaugh	/s/ James F. Leary

Scott F. Kavanaugh	James F. Leary
Trustee	Trustee